EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

[PricewaterhouseCoopers LLP Letterhead]

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 12, 2002 relating to the financial statements, which appears in Insignia Solutions plc and its subsidiartiles consolidated profit and loss account for the year ended December 31, 2001, which is incorporated by reference in Insignia Solutions plc’s Annual Report on Form 10-K for the year ended December 31, 2001.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Jose, California

November 7, 2002